Exhibit 107.1

FORM SF-3

Calculation of Filing Fee Tables

424(h)

(Form Type)

First National Funding LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

												Filing Fee
												Previously
												Paid In
												Connection
												with
			Fee		Proposed						Carry	Unsold
			Calculation		Maximum	Maximum			Carry	Carry	Forward	Securities
		Security	or Carry		Offering	Aggregate		Amount of	Forward	Forward	Initial	to be
	Security	Class	Forward	Amount	Price Per	Offering	Fee	Registration	Form	File	effective	Carried
	Type	Title	Rule	Registered	Unit	Price	Rate	Fee	Type	Number	date	Forward
				Newly Registered Securities
Fees to Be	Asset- Backed Securities	Asset- Backed Notes	457(s)	$500,000,000(2)	100%	100%	0.00013810	$69,050
Paid

Fees Previously Paid	Asset- Backed Securities	Asset- Backed Notes	457(s)		100%	100%	0.00013810	$46,535

				Carry Forward Securities
Carry Forward Securities	Asset Backed Securities	Asset Backed Securities	415(a)(6)(3)	$1,952,000,000	100%	$1,952,000,000			SF-3	333-265694	August 15, 2022	$22,515

		Total Offering Amounts(3)				$1,952,000,000		$0.00
		Total Fees Previously Paid						$0.00
		Total Fee Offsets						$0.00
			Net Fee Due					$0.00

(1)        The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (No. 333-288012).

(2)        Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(s).

(3)        Pursuant to Rule 415(a)(6) of the Rules and Regulations (the “Regulations”) of the Securities and Exchange Commission under the Securities Act, the registrant is including the specified amount of carry forward securities in this registration statement. Such amount of carry forward securities represents the aggregate amount of asset backed securities previously registered under Registration Statement No. 333-265694 (the “Prior Registration Statement”) that remain unsold. In the event that any portion of such unsold securities are sold under the Prior Registration Statement during the period described in Rule 415(a)(5) of the Regulations, the registrant will file an amendment to this registration statement prior to the date that this registration statement becomes effective to reflect the amount of unsold securities remaining after giving effect to any such sales.